Exhibit 10.1

AMENDMENT TO ELLIOTT BAY OFFICE PARK OFFICE LEASE

THIS AMENDMENT TO LEASE (“Amendment”) is made this 21st day of November, 2008, by and between SELIG HOLDINGS COMPANY, LLC, a Washington limited liability company (“Lessor”) and successor in interest to Selig Real Estate Holdings Six, a Washington general partnership, and PONIARD PHARMACEUTICALS, INC., a Washington corporation formerly known as NeoRx Corporation, Inc. (“Lessee”).

RECITALS

A.            Lessor’s predecessor in interest and Lessee entered a lease agreement dated February 15, 2002 (the “Lease”), as amended by letter dated July 21, 2006 to reflect Lessee’s change of name, with respect to certain leasehold premises described as Suite 500 of Elliott Bay Office Park, 300 Elliott Avenue West, Seattle, Washington 98119, located on real property in the City of Seattle that is more particularly described as follows:

Parcel A:  All of Block 9, D.T. Denny’s Waterfront Addition to the City of Seattle, according to the plat recorded in Volume 2 of Plats, Page 61, records of King County, Washington; and

Parcel B:  Block 161, Seattle Tidelands, records of King County, Washington.

The leased premises consist of approximately 20,764 rentable square feet of space.

B.            The term of the Lease is for 84 months commencing July 26, 2002.  The Lease also grants to Lessee an option to renew the term of the Lease for an additional term of five (5) years on the terms and conditions that are set forth in the Lease.  The Lease is in full force and effect.

C.            The parties desire to amend the Lease to extend the initial term and adjust the rent for the remainder of the initial term, and to confirm Lessee’s option to renew the term of the Lease as amended.

Now therefore, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

AGREEMENT

1.             Definitions

The capitalized words used in this Amendment shall have the meanings ascribed to them in the Lease unless specified otherwise.

2.             Initial Term Extended; Rent for Remainder of Initial Term

Paragraphs 2 (“Term”), 3 (“Rent”) and 19 (“Operating Services and Real Estate Taxes”) of the Lease are amended to conform to the following agreement between Lessor and Lessee.  The term of the Lease is extended to, and shall expire on, December 31, 2010.  Effective January 1, 2009 and continuing through the expiration of the term, base rent to be paid by Lessee pursuant to Paragraph 3 of the Lease shall be computed at the annual base rental rate of $26.00 per rentable square foot.  The foregoing annual base rental rate includes Lessee’s proportionate share of Operating Services and Real Estate Taxes for calendar year 2009. Accordingly, effective January 1, 2009 the Base Year for purposes of Operating Services and Real Estate Taxes as set forth in Paragraph 19 of the Lease shall be the calendar year 2009.

3.             Option to Renew

Lessee’s option to renew set forth in Paragraph 43 of the Lease is ratified and confirmed, except that the last sentence of the first paragraph of Paragraph 43 is amended to read as follows:

“Lessee agrees to give Lessor notice of its intent to renew six (6) months prior to the expiration of the initial lease term.”

4.             Real Estate Commission

Lessor acknowledges that Flinn Ferguson Corporate Real Estate represented Lessee in this lease amendment transaction and agrees to pay a real estate commission equivalent to $1.50 per rentable square foot of the Premises to Flinn Ferguson, payable within thirty (30) days from full execution of this lease amendment.

5.             Lease is Ratified

Except to the extent expressly modified in this Amendment, the Lease remains in full force and effect and is ratified and confirmed.

IN WITNESS WHEREOF this Amendment has been executed the day and year first above set forth.

LESSOR:

SELIG REAL ESTATE HOLDINGS SIX,
a Washington general partnership

By:	/s/ Martin Selig
Name: Martin Selig
Its: Managing Member

LESSEE:

PONIARD PHARMACEUTICALS, INC.,
a Washington corporation
By:	/s/ Anna Lewak Wight
Name: Anna Lewak Wight
Its: Vice President, Legal

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

On this 21st day of November, 2008, before me, a Notary Public in and for the State of Washington, personally appeared MARTIN SELIG, to me known to be the Managing Member of SELIG HOLDINGS COMPANY, LLC, the entity that executed the foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said entity for the uses and purposes therein mentioned, and on oath stated that he is authorized to execute said instrument on behalf of the entity.

/s/ Jill H. Brandt
(Signature of Notary)
[Notary Seal] Jill H. Brandt
(Print or stamp name of Notary)
NOTARY PUBLIC in and for the State
of Washington, residing at Sammamish.
My appointment expires: 11/8/12

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

On this 21st day of November, 2008, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Anna Lewak Wight, to me known to be the person who signed as Vice President, Legal of PONIARD PHARMACEUTICALS, INC., the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that she was duly elected, qualified and acting as said officer of the corporation, that she was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.

/s/ Julia A. Cross
(Signature of Notary)
[Notary Seal] Julia A. Cross
(Print or stamp name of Notary)
NOTARY PUBLIC in and for the State
of Washington, residing at Redmond, WA.
My appointment expires: 9/8/12.